Exhibit 1.1

NOBLE MIDSTREAM PARTNERS LP

[●] Common Units

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

[●], 2015

BARCLAYS CAPITAL INC.

ROBERT W. BAIRD & CO. INCORPORATED

J.P. MORGAN SECURITIES LLC,

As Representatives of the several

    Underwriters named in Schedule I attached hereto,

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

Noble Midstream Partners LP, a Delaware limited partnership (the “Partnership”), proposes to sell [●] common units (the “Firm Units”) representing limited partner interests in the Partnership (the “Common Units”). In addition, the Partnership proposes to grant the underwriters (the “Underwriters”) named in Schedule I attached to this agreement (this “Agreement”) an option to purchase up to [●] additional Common Units on the terms set forth in Section 2 (the “Option Units”). The Firm Units and the Option Units, if purchased, are hereinafter collectively called the “Units.” This Agreement is to confirm the agreement concerning the purchase of the Units from the Partnership by the Underwriters.

It is understood and agreed by all parties hereto that the Partnership was recently formed to own, operate, develop and acquire midstream energy assets, as described more particularly in the Preliminary Prospectus (as defined herein). It is further understood and agreed to by all parties that as of the date hereof:

(a)	Noble Energy, Inc., a Delaware corporation (“Noble”), directly owns a 100% membership interest in Noble Energy US Holdings, LLC, a Delaware limited liability company (“US Holdings”);

(b)	US Holdings directly owns a 100% membership interest in NBL Midstream, LLC, a Delaware limited liability company (“NBL Midstream”);

(c)	NBL Midstream directly owns a 100% membership interest in Noble Midstream Services, LLC, a Delaware limited liability company (“Midstream Services”);

(d)	Midstream Services directly owns a 100% membership interest in Noble Midstream GP LLC, a Delaware limited liability company and the sole general partner of the Partnership with a 1.0% general partner interest in the Partnership (the “General Partner”);

(e)	Midstream Services directly owns a 99% limited partner interest in the Partnership;

(f)	Midstream Services directly owns a membership interest in White Cliffs Pipeline, L.L.C., a Delaware limited liability company (“White Cliffs”);

(g)	Midstream Services directly owns a 100% membership interest in:

i	Colorado River DevCo GP LLC, a Delaware limited liability company (“Colorado River DevCo GP”), which owns a 1% general partner interest in Colorado River DevCo LP, a Delaware limited partnership (“Colorado River Devco”);

ii	Green River DevCo GP LLC, a Delaware limited liability company (“Green River DevCo GP”), which owns a 1% general partner interest in Green River DevCo LP, a Delaware limited partnership (“Green River DevCo”);

iii	Gunnison River DevCo GP LLC, a Delaware limited liability company (“Gunnison River DevCo GP”), which owns a 1% general partner interest in Gunnison River DevCo LP, a Delaware limited partnership (“Gunnison River DevCo”);

iv	Laramie River DevCo GP LLC, a Delaware limited liability company (“Laramie River DevCo GP”), which owns a 1% general partner interest in Laramie River DevCo LP, a Delaware limited partnership (“Laramie River DevCo”); and

v	San Juan River DevCo GP LLC, a Delaware limited liability company (“San Juan River DevCo GP”), which owns a 1% general partner interest in San Juan River DevCo LP, a Delaware limited partnership (“San Juan River DevCo”);

(h)	Midstream Services directly owns:

i	a 99% limited partner interest in Colorado River DevCo;

ii	a 99% limited partner interest in Green River DevCo;

iii	a 99% limited partner interest in Gunnison River DevCo;

iv	a 99% limited partner interest in Laramie River DevCo; and

v	a 99% limited partner interest in San Juan River DevCo.

(i)	Each of Colorado River DevCo, Midstream Services and Noble are a party to: (i) the Amended and Restated Gas Gathering Agreement, Agreement Addendum 01, effective as of October 1, 2015, (ii) the Second Amended and Restated Crude Oil Treating Agreement, Agreement Addendum 01, effective as of October 1, 2015, (iii) the Amended and Restated Produced Water Services Agreement, Agreement Addendum 01, effective as of October 1, 2015, (iv) the Amended and Restated Fresh Water Services Agreement, Addendum 01, effective as of October 1, 2015, (v) the Amended and Restated Crude Oil Gathering Agreement, Agreement Addendum 01, effective as of October 1, 2015 and (vi) the Amended and Restated Crude Oil Gathering Agreement, Agreement Addendum 02, effective as of October 1, 2015, each filed as exhibits to the Registration Statement and including terms and conditions related to any of the foregoing (collectively, the “Colorado River DevCo Agreements”), pursuant to which Colorado River DevCo and Midstream Services provide services to Noble;

(j)	Each of Green River DevCo, Midstream Services and Noble are a party to: (i) the Amended and Restated Gas Gathering Agreement, Agreement Addendum 03, effective as of October 1, 2015, (ii) the Amended and Restated Produced Water Services Agreement, Agreement Addendum 03, effective as of October 1, 2015, (iii) the Amended and Restated Fresh Water Services Agreement, Agreement Addendum 03, effective as of October 1, 2015 and (iv) the Amended and Restated Crude Oil Gathering Agreement, Agreement Addendum 03, effective as of October 1, 2015, each filed as exhibits to the Registration Statement and including terms and conditions related to any of the foregoing (collectively, the “Green River DevCo Agreements”), pursuant to which Green River DevCo and Midstream Services provide services to Noble;

(k)	Each of Gunnison River DevCo, Midstream Services and Noble are a party to: (i) the Amended and Restated Produced Water Services Agreement, Agreement Addendum 04, effective as of October 1, 2015, (ii) the Amended and Restated Fresh Water Services Agreement, Agreement Addendum 04, effective as of October 1, 2015 and (iii) the Amended and Restated Crude Oil Gathering Agreement, Agreement Addendum 04, effective as of October 1, 2015, each filed as exhibits to the Registration Statement and including terms and conditions related to any of the foregoing (collectively, the “Gunnison River DevCo Agreements”), pursuant to which Gunnison River DevCo and Midstream Services provide services to Noble;

(l)

Each of Laramie River DevCo, Midstream Services and Noble are a party to: (i) the Amended and Restated Produced Water Services Agreement, Agreement Addendum 05, effective as of October 1, 2015, (ii) the Amended and Restated Fresh Water Services Agreement, Agreement Addendum 05, effective as of October 1, 2015 and (iii) the Amended and Restated Crude Oil Gathering Agreement, Agreement Addendum 05, effective as of October 1, 2015, each filed as exhibits to the Registration Statement and including terms and conditions related to any of the foregoing (collectively, the “Laramie River DevCo Agreements”), pursuant to which Laramie River DevCo and Midstream Services provide services to Noble; and

(m)	Each of San Juan River DevCo, Midstream Services and Noble are a party to: (i) the Amended and Restated Produced Water Services Agreement, Agreement Addendum 02, effective as of October 1, 2015 and (ii) the Amended and Restated Fresh Water Services Agreement, Agreement Addendum 02, effective as of October 1, 2015, each filed as exhibits to the Registration Statement and including terms and conditions related to any of the foregoing (collectively, the “San Juan River DevCo Agreements”), pursuant to which San Juan River DevCo and Midstream Services provide services to Noble.

It is further understood and agreed to by the parties hereto that the following transactions have occurred or will occur on or immediately prior to the Initial Delivery Date (as defined below):

(a)	Noble, NBL Midstream, the General Partner, the Partnership, Midstream Services, the GP Subsidiaries and the Development Companies (as defined below) will enter into a Contribution, Conveyance and Assumption Agreement substantially in the form filed as an exhibit to the Registration Statement (the “Contribution Agreement”), pursuant to which

(i) Midstream Services will contribute to the Development Companies, through the GP Subsidiaries, certain domestic infrastructure assets (the “Contributed Assets”), such that after giving effect to the contributions:

(A) Colorado River DevCo GP will hold a 75% general partner interest in Colorado River DevCo and Midstream Services will hold a 25% limited partner interest in Colorado River DevCo;

(B) Green River DevCo GP will hold a 10% general partner interest in Green River DevCo and Midstream Services will hold a 90% limited partner interest in Green River DevCo;

(C) Gunnison River DevCo GP will hold a 5% general partner interest in Gunnison River DevCo and Midstream Services will hold a 95% limited partner interest in Gunnison River DevCo;

(D) Laramie River DevCo GP will hold a 5% general partner interest in Laramie River DevCo and Midstream Services will hold a 95% limited partner interest in Laramie River DevCo; and

(E) San Juan River DevCo GP will hold a 5% general partner interest in San Juan River DevCo and Midstream Services will hold a 95% limited partner interest in San Juan River DevCo;

(ii) Midstream Services will distribute to NBL Midstream its (A) 100% member interest in the General Partner, (B) 99% limited partner interest in the Partnership, (C)25% limited partner interest in Colorado River DevCo, (D) 90% limited partner interest in Green River DevCo, (E) 95% limited partner interest in Gunnison River DevCo, (F) 95% limited partner interest in Laramie River DevCo, and (G) 95% limited partner interest in San Juan River DevCo;

(iii) Midstream Services will distribute certain retained assets to affiliates of Noble; and

(iv) the Partnership will redeem the 1% general partner interest in the General Partner and the General Partner will be issued a non-economic general partner interest; and

(v) NBL Midstream will contribute to the Partnership 100% of the membership interests in Midstream Services in exchange for (A) [●] common and [●] subordinated units representing limited partnership interests in the Partnership (collectively, the “Sponsor Units”), (B) all of the incentive distribution right of the Partnership (the “Incentive Distribution Rights”) and (III) the right to receive a portion of the net proceeds of the offering of the Firm Units;

(b)	Midstream Services will enter into a new $350 million revolving credit agreement substantially in the form filed as an exhibit to the Registration Statement (the “New Credit Agreement”);

(c)	the Partnership, the General Partner, NBL Midstream, Midstream Services and Noble will enter into an omnibus agreement, substantially in the form filed as an exhibit to the Registration Statement (the “Omnibus Agreement”), with Noble;

(d)	the General Partner and the Partnership will enter into an operational services agreement, substantially in the form filed as an exhibit to the Registration Statement (the “Operational Services and Secondment Agreement”), with Noble (or one of Noble’s wholly owned subsidiaries) pursuant to which Noble (or one of its wholly owned subsidiaries) will provide certain operational services to the Partnership in support of its gathering pipelines, central gathering facilities and crude oil treating facilities;

(e)	each of the Limited Liability Company Agreement of the General Partner and the Agreement of Limited Partnership of the Partnership shall have been amended and restated to the extent necessary to reflect the foregoing transactions and the other matters reflected therein;

(f)	the public offering of the Firm Units contemplated hereby (the “Offering”) will be consummated, and the net proceeds thereof will be delivered to the Partnership; and

(g)	the Partnership will use the net proceeds received from the Offering as provided in the “Use of Proceeds” section of the Registration Statement;

all on the terms contemplated by the Preliminary Prospectus. The transactions contemplated in items (a) through (g) above are referred to herein as the “Transactions.” The “Transaction Documents” shall mean the Contribution Agreement, New Credit Agreement, Omnibus Agreement, the Colorado River DevCo Agreements, the Green River DevCo Agreements, the Gunnison River DevCo Agreements, the Laramie River DevCo Agreements, the San Juan River DevCo Agreements and Operational Services and Secondment Agreement.

The Partnership, the General Partner and NBL Midstream are referred to collectively as the “Partnership Parties.” US Holdings and the Partnership Parties are referred to collectively as the “Noble Parties.” Colorado River DevCo, Green River DevCo, Gunnison River DevCo, Laramie River DevCo and San Juan River DevCo are referred to collectively as the “Development Companies.” Colorado River DevCo GP, Green River DevCo GP, Gunnison River DevCo GP, Laramie River DevCo GP and San Juan River DevCo GP are referred to collectively as the “GP Subsidiaries”. Midstream Services, the Development Companies and the GP Subsidiaries are referred to collectively as the “Subsidiaries.” The Noble Parties and the Subsidiaries are referred to collectively as the “Partnership Entities.”

1. Representations, Warranties and Agreements of the Partnership Parties. The Partnership Parties represent, warrant and agree that:

(a) Registration Statement. A registration statement on Form S-1 (File No. 333- 207560) relating to the Units has (i) been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Partnership to you as the representatives (the “Representatives”) of the Underwriters. As used in this Agreement:

(i) “Applicable Time” means [●] [a.m.][p.m.] (New York City time) on [●], 2015;

(ii) “Effective Date” means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, was declared effective by the Commission;

(iii) “Issuer Free Writing Prospectus” means any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act, relating to the Units in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Partnership’s records pursuant to Rule 433(g) under the Securities Act;

(iv) “Preliminary Prospectus” means any preliminary prospectus relating to the Units included in such registration statement or filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(v) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included in Schedule II hereto and each Issuer Free Writing Prospectus filed or used by the Partnership on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 under the Securities Act;

(vi) “Prospectus” means the final prospectus relating to the Units, as filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(vii) “Registration Statement” means such registration statement, as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus, all exhibits to such registration statement and including the information deemed by virtue of Rule 430A under the Securities Act to be part of such registration statement as of the Effective Date;

(viii) “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act; and

(ix) “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) under the Securities Act prior to or on the date hereof. [Any reference herein to the term “Registration Statement” shall be deemed to include the abbreviated registration statement to register additional Common Units under Rule 462(b) under the Securities Act (the “Rule 462(b) Registration Statement”).]

(b) No Stop Order. The Commission has not issued an order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding for the purpose or pursuant to Section 8A of the Securities Act has been instituted or, to the Partnership Parties’ knowledge, threatened by the Commission.

(c) Emerging Growth Company Status. From the time of initial confidential submission of the Registration Statement to the Commission [(or, if earlier, the first date on which the Partnership engaged directly or through any Person authorized to act on its behalf in any Testing the Waters Communication)]1 through the date hereof, the Partnership has been and will be an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

[1]	To be removed if no TTW communication.

(d) Testing-the-Waters Communications. The Partnership (i) has not engaged in any Testing-the-Waters Communication [other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act] and (ii) has not authorized anyone [other than the Representatives] to engage in Testing-the-Waters Communications. The Partnership has not distributed or approved for distribution any Written Testing-the-Waters Communications [other than those listed on Schedule V hereto].

(e) Ineligible Issuer. (A) At the earliest time after the filing of the Registration Statement that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Units and (B) as of the date hereof (with such date being used as the determination date for purposes of this clause (B)), the Partnership was not and is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Partnership be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Units as contemplated by the Registration Statement.

(f) Form of Documents. The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder. The most recent Preliminary Prospectus conformed, and the Prospectus will conform when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on the applicable Delivery Date, in all material respects to the requirements of the Securities Act and the rules and regulations thereunder.

(g) No Material Misstatements or Omissions in the Registration Statement. The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(h) No Material Misstatements or Omissions in the Prospectus. The Prospectus will not, as of its date or as of the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(i) No Material Misstatements or Omissions in the Pricing Disclosure Package. The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(j) No Material Misstatements or Omissions in Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus listed in Schedule III hereto, when taken together with the Pricing Disclosure Package, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Issuer Free Writing Prospectus listed in Schedule III hereto in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(k) No Material Misstatements or Omissions in Written Testing-the-Waters Communications. [Each Written Testing-the-Waters Communication did not, as of the Applicable Time, when taken together with the Pricing Disclosure Package, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Written Testing-the-Waters Communication listed on Schedule V hereto in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e); and] the Partnership has filed publicly on EDGAR at least 21 calendar days prior to any road show (as defined in Rule 433 under the Securities Act), [any confidentially submitted registration statement and registration statement amendments relating to the offer and sale of the Units.]

(l) Issuer Free Writing Prospectuses Conform to the Requirements of the Securities Act. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder on the date of first use, and the Partnership has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and rules and regulations thereunder. The Partnership has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives[, except as set forth on Schedule IV hereto]. The Partnership has retained in accordance with the Securities Act and the rules and regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the rules and regulations thereunder. Each Issuer Free Writing Prospectus, as of its date and at all subsequent times through the completion of the Offering of the Units, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Preliminary Prospectus not superseded or modified or the Prospectus. The Partnership has taken all actions necessary so that any road show (as defined in Rule 433 under the Securities Act) in connection with the offering of the Units will not be required to be filed pursuant to the Securities Act and the rules and regulations thereunder.

(m) Forward-Looking and Supporting Information. Each of the statements made by the Partnership in the Registration Statement and the Pricing Disclosure Package and to be made in the Prospectus (and any supplements thereto) within the coverage of Rule 175(b) under the Securities Act, including (but not limited to) any statements with respect to projected results of operations, estimated cash available for distributions and future cash distributions of the Partnership, and any statements made in support thereof or related thereto under the heading “Cash Distribution Policy and Restrictions on Distributions” or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith.

(n) Formation and Qualification of NBL Midstream. NBL Midstream represents and warrants that it has been duly organized, is validly existing and in good standing as a limited liability company under the laws of the State of Delaware with limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and enter into and perform its obligations under this Agreement. NBL Midstream is duly qualified as a foreign limited liability company to transact business and is in good standing in the each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify and be in good standing could not in the aggregate, reasonably be expected to (i) have a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Partnership and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (ii) materially impair the ability of any of the Partnership Entities to consummate the Transactions or any other transactions provided for in this Agreement or the Transaction Documents or (iii) subject the limited partners of the Partnership to any material liability or disability. NBL Midstream has all power and authority necessary to enter into and perform its obligations under the Transaction Documents to which it is a party.

(o) Formation and Qualification of the Partnership, the General Partner and the Subsidiaries. Each of the Partnership, the General Partner and each of the

Subsidiaries has been duly organized, is validly existing and in good standing as a limited partnership, limited liability company, corporation or other business entity under the laws of the jurisdiction of its incorporation or formation, as applicable, and, after giving effect to the Transactions, has the power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Pricing Disclosure Package and is duly qualified to do business as a foreign limited partnership, limited liability company, corporation or other business entity in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify and be in good standing would not (i) result in a Material Adverse Effect, (ii) materially impair the ability of any of the Partnership Entities to consummate the Transactions or any other transactions provided for in this Agreement or the Transaction Documents or (iii) subject the limited partners of the Partnership to any material liability or disability. Each of the Partnership, the General Partner and each of the Subsidiaries has all power and authority necessary to enter into and perform its obligations under the Transaction Documents to which it is a party.

(p) General Partner. The General Partner has, and at each Delivery Date will have, full limited liability company power and authority to serve as general partner of the Partnership in all material respects as disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(q) General Partner of the Development Companies. The GP Subsidiaries have, and at each Delivery Date will have, full limited liability company power and authority to serve as the general partners of the Development Companies in all material respects as disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(r) Ownership of the General Partner. At each applicable Delivery Date, after giving effect to the Transactions, NBL Midstream will own a 100% membership interest in the General Partner; such membership interest will have been duly authorized and validly issued in accordance with the Limited Liability Company Agreement of the General Partner (such agreement, together with any amendments and/or restatements thereof on or prior to the applicable Delivery Date, the “GP LLC Agreement”) and will be fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and such membership interest will be owned free and clear of all liens, encumbrances, security interests, equities, charges or other claims (“Liens”), except for restrictions on transferability that may be imposed by federal or state securities laws or contained in the GP LLC Agreement or as described in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(s) Ownership of the General Partner Interest in the Partnership. At each applicable Delivery Date, after giving effect to the Transactions, the General Partner will be the sole general partner of the Partnership, with a non-economic general partner interest in the Partnership (the “General Partner Interest”); such General Partner Interest will have been duly authorized and validly issued in accordance with the Agreement of Limited Partnership of the Partnership (such agreement, together with any amendments and/or restatements thereof on or prior to the applicable Delivery Date, the “Partnership Agreement”); and the General Partner will own such General Partner Interest free and clear of all Liens, except for restrictions on transferability that may be imposed by federal or state securities laws or contained in the Partnership Agreement or as described in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(t) Ownership of the Incentive Distribution Rights. At each applicable Delivery Date, after giving effect to the Transactions, NBL Midstream will own all of the Incentive Distribution Rights; the Incentive Distribution Rights and the limited partner interests represented thereby will have been duly authorized and validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and NBL Midstream will own such Incentive Distribution Rights free and clear of all Liens, except for restrictions on transferability that may be imposed by federal or state securities laws or contained in the Partnership Agreement or as described in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(u) Ownership of the Sponsor Units. At each applicable Delivery Date, after giving effect to the Transactions, NBL Midstream will own all of the Sponsor Units; the Sponsor Units and the limited partner interests represented thereby will have been duly authorized and validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and NBL Midstream will own such Sponsor Units free and clear of all Liens, except for restrictions on transferability that may be imposed by federal or state securities laws or contained in the Partnership Agreement or as described in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(v) Duly Authorized and Validly Issued Units. At each applicable Delivery Date, the Units to be sold by the Partnership to the Underwriters and the limited partner interests represented thereby will have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act). Other than the Sponsor Units, the Incentive Distribution Rights [and any limited partner interests issued pursuant to the long-term incentive plan of the Partnership as described in the Registration Statement and the most recent Preliminary Prospectus], the Units will be the only limited partner interests of the Partnership issued or outstanding at the Initial Delivery Date and at each Option Unit Delivery Date, as applicable.

(w) Ownership of Midstream Services. At each applicable Delivery Date, and after giving effect to the Transactions, the Partnership will own a 100% membership interest in Midstream Services; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Midstream Services, as in effect at such time (the “Midstream Services Limited Liability Company Agreement”), and is fully paid (to the extent required by the Midstream Services Limited Liability Company Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); the Partnership will own all such membership interests free and clear of all Liens, other than those created or arising under the Midstream Services Limited Liability Company Agreement or the New Credit Agreement.

(x) Ownership of GP Subsidiaries. At each applicable Delivery Date, and after giving effect to the Transactions, Midstream Services will own a 100% membership interest in each of the GP Subsidiaries; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreements of the GP Subsidiaries, as in effect at such time (the “GP Subsidiaries Limited Liability Company Agreements”), and are fully paid (to the extent required by the GP Subsidiaries Limited Liability Company Agreements) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); the Partnership will own all such membership interests free and clear of all Liens, other than those created or arising under the GP Subsidiaries Limited Liability Company Agreements or the New Credit Agreement.

(y) Ownership of Development Companies. At each applicable Delivery Date, and after giving effect to the Transactions, (i) Colorado River DevCo GP will own a 75% general partner interest and NBL Midstream will own a 25% limited partner interest in Colorado River DevCo, (ii) Green River DevCo GP will own a 10% general partner interest and NBL Midstream will own a 90% limited partner interest in Colorado River DevCo, (iii) Gunnison River DevCo GP will own a 5% general partner interest and NBL Midstream will own a 95% limited partner interest in Gunnison River DevCo, (iv) Laramie River DevCo GP will own a 5% general partner interest and NBL Midstream will own a 95% limited partner interest in Laramie River DevCo and (v) San Juan River DevCo GP will own a 5% general partner interest and NBL Midstream will own a 95% limited partner interest in San Juan River DevCo; such membership interests will have been duly authorized and validly issued in accordance with the agreements of limited partnership of the Development Companies, as in effect at such time (the “Development Company Agreements of Limited Partnership”), and fully paid (to the extent required by the Development Company Agreements of Limited Partnership) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); the GP Subsidiaries and NBL Midstream will own all such membership interests free and clear of all Liens, other than those created or arising under federal or state securities laws, the Development Company Agreements of Limited Partnership or the New Credit Agreement.

(z) Ownership of White Cliffs. At each applicable Delivery Date, and after giving effect to the Transactions, Midstream Services will own a 3.33% membership interest in White Cliffs; to the knowledge of the Partnership, such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of White Cliffs, as in effect at such time (the “White Cliffs Limited Liability Company Agreement”) the Partnership will own all such membership interests free and clear of all Liens, other than those created or arising under federal or state securities laws, the White Cliffs Limited Liability Company Agreement, as in effect at such time, or the New Credit Agreement.

(aa) No Other Subsidiaries. At each applicable Delivery Date, after giving effect to the Transaction, the General Partner will not own or control, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than the Partnership, the Subsidiaries and White Cliffs. At each applicable Delivery Date, after giving effect to the Transactions, the Partnership will not own or control, directly or indirectly, any equity or long-term debt of any corporation, partnership, limited liability company, joint venture, association or other entity, other than the Subsidiaries and White Cliffs.

(bb) Distribution Restrictions. After giving effect to the Transactions, Midstream Services will not be prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or to which it is subject, from paying any distributions to the Partnership, from making any other distribution on its equity interests, from repaying to the Partnership any loans or advances to Midstream Services from the Partnership or from transferring any of its property or assets to the Partnership or any other subsidiary of the Partnership, except for (a) restrictions on distributions under the laws of the State of Delaware, (b) restrictions described in the Pricing Disclosure Package and the Prospectus or (c) as described in or contemplated by the New Credit Agreement.

(cc) Description of the Units. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, and the Sponsor Units, the General Partner Interest and the Incentive Distribution Rights, when issued and delivered in accordance with the terms of the Partnership Agreement and the Contribution Agreement, will conform in all material respects to the respective statements relating thereto contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus and will be substantially in the form filed as exhibit to the Registration Statement.

(dd) No Options, Preemptive Rights, Registration Rights or Other Rights. Except as set forth in the Partnership Agreement and the Omnibus Agreement, there are no profits interests or other equity interest, options, warrants, preemptive rights, rights of first refusal or other rights to subscribe for or to purchase, nor any restriction upon voting or transfer of, any equity securities of the Partnership, the General Partner or any of the Subsidiaries, in each case pursuant to the certificates of limited partnership or formation or any other organizational documents of any such person (“Organizational Documents”) or any agreement or instrument to which any of the Partnership Entities is a party or by which any of them may be bound. Neither the filing of the Registration Statement nor the offering or other sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units of the Partnership or other securities of the Partnership, the General Partner or any of the Subsidiaries.

(ee) Authority and Authorization. Each of the Partnership Parties has all requisite power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver (i) the Units to be sold by it, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) the Sponsor Units and the Incentive Distribution Rights, in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Contribution Agreement. At each Delivery Date, all limited partnership, limited liability company and corporate action, as the case may be, required to be taken by (i) any of the Partnership Parties or any of their respective unitholders, members, partners or securityholders for the authorization, issuance, sale and delivery of the Units, the Sponsor Units and the Incentive Distribution Rights, or (ii) any of the Partnership Entities or any of their respective unitholders, members, partners or securityholders for the execution and delivery of the Transaction Documents that such Partnership Entity party thereto and the consummation of the Transactions and any other transactions contemplated by this Agreement or the Transaction Documents, shall have been validly taken.

(ff) Authorization, Execution and Delivery of the Underwriting Agreement. This Agreement has been duly authorized and validly executed and delivered by or on behalf of each of the Partnership Parties.

(gg) Authorization, Execution, Delivery and Enforceability of Certain Agreements. At each applicable Delivery Date:

(i) each of the Transaction Documents will have been duly authorized, executed and delivered by the Partnership Entity party thereto and will be a valid and legally binding agreement of such Partnership Entity, enforceable against such Partnership Entity in accordance with its terms;

(ii) the Partnership Agreement will have been duly authorized, executed and delivered by the General Partner and NBL Midstream and will be a valid and legally binding agreement of the General Partner and NBL Midstream, enforceable against the General Partner and NBL Midstream in accordance with its terms;

(iii) the GP LLC Agreement will have been duly authorized, executed and delivered by NBL Midstream and will be a valid and legally binding agreement of NBL Midstream, enforceable against NBL Midstream in accordance with its terms;

(iv) the Midstream Services Limited Liability Company Agreement will have been duly authorized, executed and delivered by the Partnership and will be valid and legally binding agreements of the Partnership, enforceable against the Partnership in accordance with its terms; and

(v) each of the GP Subsidiaries Limited Liability Company Agreements and the Development Company Agreements of Limited Partnership will have been duly authorized, executed and delivered by the parties thereto and will be valid and legally binding agreements of such parties, enforceable against such parties in accordance with their terms;

provided, that, with respect to each such agreement, the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(hh) Legal Sufficiency of Contribution Agreement. The Contribution Agreement will be legally sufficient to transfer or convey all of the right, title and interest of the transferors stated therein and the ownership interests, assets and rights purported to be transferred thereby, as contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, subject to the conditions, reservations, encumbrances and limitations contained in the Contribution Agreement and described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. Upon execution and delivery of the Contribution Agreement and consummation of the transactions contemplated thereby, Midstream Services will directly or indirectly succeed in all material respects to the business, assets, properties, liabilities and operations reflected in the financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(ii) No Conflicts. (i) None of the General Partner, the Partnership or any of the Subsidiaries is (i) in violation of its governing documents or (ii) is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of them or their properties may be bound (collectively, “Agreements and Instruments”), except in the case of clause (ii) where the consequences of such violation or default would result in a Material Adverse Effect or would not reasonably be expected to materially impair the ability of any of the Partnership Parties to consummate the Transactions or any other transactions provided for in this Agreement or the Transaction Documents; and (ii) the execution, delivery and performance of this Agreement or any Transaction Document and the consummation of the transactions (including the Transactions) contemplated in this Agreement, the Transaction Documents and in the Registration Statement, the Pricing Disclosure Package and the Prospectus (including the issuance and sale of the Units and the use of the proceeds from the sale of the Units as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the Partnership Parties with their obligations hereunder (A) have been duly authorized by all necessary corporate, limited partner and limited liability company action of the Partnership Parties (B) do not and will not conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any Liens (other than Liens arising under or in connection with

New Credit Agreement) upon any property or assets of the Partnership or any Subsidiary (including the Contributed Assets) pursuant to, the Agreements and Instruments, (C) will not result in any violation of the provisions of the governing documents of the General Partner, the Partnership or any Subsidiary or (D) will not result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the General Partner, the Partnership or any Subsidiary or any of their assets, properties or operations, except in the case of clauses (ii)(A), (B), and (D) for any such conflicts, violations, breaches, defaults or Liens that, individually or in the aggregate, have not materially impaired and will not materially impair the ability of any of the Partnership Parties or any Subsidiary to consummate the Transactions or any other transactions provided for in this Agreement or the Transaction Documents. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Partnership Parties or any Subsidiary.

(jj) No Consents. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required in connection with (i) the offering, issuance or sale of the Units hereunder or the consummation of the transactions contemplated by this Agreement, (ii) the consummation of the Transactions contemplated by the Transaction Documents, (iii) the due authorization, execution, delivery or performance of this Agreement or the Transaction Documents by the Partnership Entities party thereto, or (iv) the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Pricing Disclosure Package, except for the registration of the Units under the Securities Act and such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Exchange Act, and applicable state securities laws and/or the bylaws and rules of the Financial Industry Regulatory Authority (the “FINRA”) in connection with the purchase and sale of the Units by the Underwriters.

(kk) Historical Financial Statements. The historical financial statements (including the related notes and supporting schedules) included in the Registration Statement, the Pricing Disclosure Package and the Prospectus (and any amendment or supplement thereto) comply as to form in all material respects with the applicable accounting requirements of the Securities Act and present fairly the consolidated financial position of the entities purported to be shown thereby as of the dates indicated and the results of operations and cash flows of the entities purported to be shown therein for the periods specified. Said historical financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis, except as described therein, throughout the periods specified. The summary historical financial and operating data included under the caption “Prospectus Summary—Summary Historical and Pro Forma Financial Data” in the Registration Statement, the Pricing Disclosure Package and the Prospectus (and any amendment or supplement thereto) and the selected historical financial and operating data set forth under the caption “Selected Historical and Pro Forma Financial Data” included in the Registration Statement, the Pricing Disclosure Package and the Prospectus (and any amendment or supplement thereto) is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements from which they have been derived, except as described therein. The other financial information of the Partnership (or its predecessor for accounting purposes), including non-GAAP financial measures contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Partnership Entities or their predecessors for accounting purposes, fairly presents in all material respects the information purported to be shown thereby and complies with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so included as required and neither the Partnership Parties nor the Subsidiaries have any material liabilities or obligations, direct or contingent (including any off balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), the Pricing Disclosure Package or the Prospectus.

(ll) Pro Forma Financial Statements. The pro forma financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect an appropriate application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The pro forma financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply as to form in all material respects with the applicable requirements of Regulation S-X under the Securities Act.

(mm) Independent Registered Public Accounting Firm. KPMG LLP, who has certified certain financial statements of the Partnership and its predecessor as part of the Registration Statement, the most recent Preliminary Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Partnership within the meaning of the Securities Act and the applicable rules and regulations thereunder and the Public Company Accounting Oversight Board (United States).

(nn) Internal Controls. The General Partner, the Partnership and the Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. As of the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by KPMG LLP, there were no material weaknesses or significant deficiencies in the Partnership’s internal controls. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of the Partnership Parties is aware of (A) any material weakness in its internal control over financial reporting or (B) change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting. The Partnership’s auditors have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Partnership’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Partnership’s internal controls over financial reporting.

(oo) Disclosure Controls and Procedures. To the extent required by Rule 13a-15 under the Exchange Act, the Partnership has established and maintains an effective system of “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) that complies with the requirements of the Exchange Act; the Partnership’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Partnership in the reports to be filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Exchange Act, and that all such information is accumulated and communicated to the Partnership’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the General Partner required under the Exchange Act with respect to such reports.

(pp) Sarbanes-Oxley Act of 2002. Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and the New York Stock Exchange thereunder (the “Sarbanes-Oxley Act”) is applicable to the Partnership, there is and has been no failure on the part of the Partnership and any of the Partnership’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act.

(qq) No Material Changes. Since the respective dates of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except as may otherwise be stated in therein or contemplated thereby, none of the Partnership Entities or, to the Partnership Parties’ knowledge, White Cliffs has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (ii) issued or granted any securities, (iii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any material transaction not in the ordinary course of business, or (v) declared or paid any distribution or dividend on its equity interests, and since such date, there has not been any change in the equity interests or long-term debt of any of the Partnership Entities or any of its subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, partners’ equity, properties, management, business or prospects of the Partnership Entities taken as a whole, in each case except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect

(rr) Title to Properties. Each of the Partnership, the General Partner and the Subsidiaries has, or at each Delivery Date, after giving effect to the Transactions, will have, legal, valid and defensible title to all of their interests in all real and personal property owned by them, in each case free and clear of all Liens and defects of any kind, except (a) such as are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or (b) those that do not materially affect or interfere with the use made and proposed to be made of such properties taken as a whole. Any property held under lease or sublease by the Partnership, the General Partner or any of the Subsidiaries is held, or at each Delivery Date, after giving effect to the Transactions, will be held, under valid, subsisting and enforceable leases or subleases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such properties taken as a whole by the Partnership, the General Partner and the Subsidiaries or except such as are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. None of the Partnership, the General Partner nor any of the Subsidiaries has any notice or knowledge of any claim of any sort that has been, or may be, asserted by anyone adverse to the Partnership’s, the General Partner’s or any of the Subsidiaries’ rights as lessee or sublessee under any lease or sublease described above, or affecting or questioning the Partnership’s, the General Partner’s or any of the Subsidiaries’ rights to the continued possession of the leased or subleased premises under any such lease or sublease in conflict with the terms thereof except for such claims that would not result in a Material Adverse Effect.

(ss) Rights of Way. Each of the Partnership, the General Partner and the Subsidiaries has, or at each Delivery Date, after giving effect to the Transactions, will have, such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, subject to the limitations described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any, except for (i) qualifications, reservations and encumbrances with respect thereto that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and each of the Partnership, the General Partner and the Subsidiaries has, or at each Delivery Date, after giving effect to the Transactions, will have, fulfilled and performed, in all material respects, its obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(tt) Permits. None the Partnership, the General Partner nor any of the Subsidiaries is in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject or has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business, which violation or failure would have a Material Adverse Effect; and the Partnership, the General Partner and the Subsidiaries own, or at each Delivery Date, after giving effect to the Transactions, will own, or possess or have obtained all governmental licenses, permits, consents, orders, approvals and other authorizations and have properly filed with the appropriate authorities all notices, applications and other documents necessary to lease or own their respective properties and to carry on their respective businesses as presently conducted, except where the failure to possess such licenses or authorizations or make such filings would not have a Material Adverse Effect. No event has occurred that would prevent the Permits from being renewed or reissued or which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such Permit. None of the Partnership Parties or any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course.

(uu) Intellectual Property. Each of the Partnership and the Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and none of NBL Midstream, the Partnership nor any of the Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interest of the Partnership or any of the Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(vv) Legal Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Partnership Parties, threatened, against or affecting Noble, US Holdings, NBL Midstream, the General Partner, the Partnership Parties or any Subsidiary, which (1) could reasonably be expected to result in a Material Adverse Effect, (2) could reasonably be expected to materially and adversely affect the properties or assets of the Partnership and the Subsidiaries taken as a whole or (3) could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement, the Transactions contemplated in the

Transaction Documents or the performance by the Partnership Parties of the obligations contemplated hereunder and thereunder. The aggregate of all pending legal or governmental proceedings to which the General Partner, the Partnership or any Subsidiary is a party or of which any of their respective property or assets is the subject that are not described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(ww) Contracts to be Described or Filed. There are no contracts or other documents required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or filed as exhibits to the Registration Statement that are not described and, if applicable, filed as required. The statements made in the Pricing Disclosure Package, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and, if applicable, filed, constitute accurate summaries of the terms of such contracts and documents in all material respects. The Partnership Parties have no knowledge that any other party to any such contract or other document has any intention not to render full performance as contemplated by the terms thereof.

(xx) Summaries of Law or Agreements. The statements made in the most recent Preliminary Prospectus under the captions “Prospectus Summary—Ownership and Organizational Structure,” “Business—Regulation of Operations,” “Business—Environmental Matters” “Certain Relationships and Related Party Transactions,” “Description of Our Common Units,” “Units Eligible for Future Sale,” “Material Federal Income Tax Consequences” and “Investment in Noble Midstream Partners LP by Employee Benefit Plans,” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(yy) Insurance. Each of the Partnership and the Subsidiaries has or is, or at each Delivery Date, after giving effect to the Transactions, will have or will be, covered by insurance from insurers that have (or whose reinsurers have) recognized financial responsibility and such insurance is in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance covering the Partnership and the Subsidiaries are, or at each Delivery Date, after giving effect to the Transactions, will be, in full force and effect; each of the Partnership and the Subsidiaries is, or at each Delivery Date, after giving effect to the Transactions, will be, in compliance with the terms of such policies in all material respects; and none of the Partnership or any of the Subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no claims by any of the Partnership or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and none of the Partnership or any of the

Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(zz) No Undisclosed Relationships. Except as described in Pricing Disclosure Package, no relationship, direct or indirect, exists between or among any Partnership Entity, on the one hand, and the directors, officers, unitholders, stockholders, customers or suppliers of any Partnership Entity, on the other hand, that is required to be described in the Pricing Disclosure Package which is not so described. There are no outstanding personal loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any Partnership Entity to or for the benefit of any of the executive officers, directors or managers of any Partnership Entity or their respective family members.

(aaa) No Labor Dispute. No labor dispute with the employees of the Noble that are working on behalf of General Partner, the Partnership or any Subsidiary pursuant to the Omnibus Agreement, Operational Services and Secondment Agreement or otherwise, exists or, to the knowledge of the Partnership Parties, is imminent that would result in a Material Adverse Effect.

(bbb) Environmental Compliance. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (A) neither the Partnership nor any of the Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances or petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Partnership and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Partnership or any of the Subsidiaries, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Partnership or any of the Subsidiaries relating to Hazardous Materials or any Environmental Laws, except, in the case of (A), (B) or (D), as would not, singly or in the aggregate, result in a Material Adverse Effect.

(ccc) [FERC. White Cliffs is operated as a “common carrier” subject to regulation by the Federal Energy Regulatory Commission (“FERC”) under the Interstate Commerce Act. To the knowledge of Noble and the Partnership Entities, there are no administrative or regulatory proceedings pending or threatened against White Cliffs the result of which are reasonable likely to materially change, alter or modify the rates, charges or fees for transportation services or any other terms or conditions of service currently in effect under any tariffs issued by White Cliffs.]

(ddd) Tax Returns. The Partnership Parties and the Subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and no tax deficiency has been determined adversely to the Partnership Parties or the Subsidiaries, nor do any of the Partnership Parties or the Subsidiaries have any knowledge of any tax deficiencies that have been, or could reasonably be expected to be asserted against the Partnership Parties or the Subsidiaries, that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(eee) ERISA. Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) for which the Partnership Parties or any Subsidiary or any trade or business (whether or not incorporated) which is considered a single employer with a Partnership Party or any Subsidiary within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”) (such an entity, an “ERISA Affiliate”)) would have any actual or potential liability (each a “Plan”) has been maintained in material compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code or any similar applicable law, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) no Partnership Party, any Subsidiary or any ERISA Affiliate of any of the foregoing (A) sponsors, maintains, contributes to or is required to contribute to any plan subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code or a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA; or (B) would reasonably be expected to have any material liability with respect to any plan described in the preceding clause (A) that any such entity has sponsored, maintained, or contributed to or was required to contribute to during the past six (6) years; and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.

(fff) Statistical and Market-Related Data. The statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package, the Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate in all material respects, and the Partnership has obtained written consent to the use of such data from such sources to the extent required.

(ggg) Investment Company. Neither the Partnership nor any of the Subsidiaries is, and as of the applicable Delivery Date and, after giving effect to the offer and sale of the Units and the application of the proceeds therefrom as described under “Use of

Proceeds” in the most recent Preliminary Prospectus and the Prospectus, none of them will be, (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder, or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(hhh) No Brokers. Except as described in the Registration Statement and the most recent Preliminary Prospectus, none of the Partnership Parties or any Subsidiary is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Units.

(iii) Private Placement. The sale and issuance of the Sponsor Units and the Incentive Distribution Rights to NBL Midstream and the General Partner Interest to the General Partner are exempt from the registration requirements of the Securities Act and securities laws of any state having jurisdiction with respect thereto, and none of the Partnership Parties has taken or will take any action that would cause the loss of such exemption. None of the Partnership Parties has sold or issued any securities that would be integrated with the offering of the Units contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(jjj) Absence of Manipulation. Neither the Partnership nor any affiliate of the Partnership has taken, nor will the Partnership or any affiliate take, directly or indirectly, any action that is designed to or that has constituted or that would be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale of the Units.

(kkk) NYSE Listing of Common Units. The Units have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution on, The New York Stock Exchange.

(lll) Distribution of Offering Materials. The Partnership has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Units, will not distribute any offering material in connection with the offering and sale of the Units other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 1(l) or 5(a)(vi), and any Issuer Free Writing Prospectus set forth on Schedule IV hereto and, in connection with the Directed Unit Program described in Section 3, the enrollment materials prepared by Barclays Capital Inc. (the “DUP Underwriter”) on behalf of the Partnership.

(mmm) No Employment Law Violations. None of the Partnership Parties or any of the Subsidiaries is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could reasonably be expected to have a Material Adverse Effect.

(nnn) Anti-Corruption.

(i) None of the General Partner, the Partnership or the Subsidiaries nor, to the Partnership Parties’ knowledge, any director, officer, agent, employee or affiliate of the General Partner, the Partnership or the Subsidiaries has taken any action, directly or indirectly, that would result in a violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, or of the Bribery Act 2010 of the United Kingdom, and the General Partner, the Partnership or the Subsidiaries and, to the knowledge of the Partnership Parties, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ii) The operations of the General Partner, the Partnership and the Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any court, arbitrator, regulatory body, administrative agency, governmental body or other authority or agency that, in each case, are applicable to the business and operations of the Partnership and the Subsidiaries (collectively, the “Money Laundering Laws”). No action, suit or proceeding by or before any court, arbitrator, regulatory body, administrative agency, governmental body or other authority or agency involving the General Partner, the Partnership or the Subsidiaries with respect to the Money Laundering Laws is pending or, to the Partnership Parties’ knowledge, threatened

(ooo) OFAC. None of the General Partner, the Partnership or the Subsidiaries nor, to the Partnership Parties’ knowledge, any director, officer, agent, employee or affiliate of the General Partner, the Partnership or the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”). The Partnership will not directly or indirectly use the proceeds from the sale of the Units, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity in any manner that, to the General Partner’s, the Partnership or the Subsidiaries’ knowledge, would result in a violation of any economic sanctions imposed by the United States (including any administered or enforced by OFAC, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, or the United Kingdom (including sanctions administered or controlled by Her Majesty’s Treasury) (collectively, “Sanctions” and such persons, “Sanctioned Persons”).

(ppp) Sanctions. None of the General Partner, the Partnership or the Subsidiaries nor, to the knowledge of the Partnership Parties, any director, officer, agent, employee or affiliate of the General Partner, the Partnership or any of the Subsidiaries, is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (i) the subject of any Sanctions; or (ii) located, organized or resident in Burma (Myanmar), Cuba, Iran, North Korea, Sudan, and Syria (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”). Except as has been disclosed to the Underwriters or is not material to the analysis under any Sanctions, none of the General Partner, the Partnership or any Subsidiary has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding 3 years, nor does the General Partner, the Partnership or any of the Subsidiaries have any plans to initiate any dealings or transactions with Sanctioned Persons, or with or in Sanctioned Countries.

(qqq) Directed Unit Program. Each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which such Preliminary Prospectus, Prospectus or such Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Unit Program. No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body, other than such as have been obtained, is required under the securities laws and regulations of any foreign jurisdiction in which the Directed Units are offered or sold outside the United States. The Partnership has not offered, or caused the DUP Underwriter to offer, Units to any person pursuant to the Directed Unit Program with the specific intent to unlawfully influence (i) a customer or supplier of the Partnership to alter the customer’s or supplier’s level or type of business with the Partnership or (ii) a trade journalist or publication to write or publish favorable information about the Partnership, its business or its products.

Any certificate signed by any officer of the General Partner and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by the Partnership, as to matters covered thereby, to each Underwriter.

2. Purchase of the Units by the Underwriters. On the basis of the representations, warranties and covenants contained in, and subject to the terms and conditions of, this Agreement, the Partnership agrees to sell [●] Firm Units to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Units set forth opposite that Underwriter’s name in Schedule I hereto. The respective purchase obligations of the Underwriters with respect to the Firm Units shall be rounded among the Underwriters to avoid fractional units, as the Representatives may determine.

In addition, the Partnership grants to the Underwriters an option to purchase up to [●] additional Option Units. Such option is exercisable in the event that the Underwriters sell more Common Units than the number of Firm Units in the offering and as set forth in Section 4 hereof. Each Underwriter agrees, severally and not jointly, to purchase the number of Option Units (subject to such adjustments to eliminate fractional units as the Representatives may determine) that bears the same proportion to the total number of Option Units to be sold on such Delivery Date as the number of Firm Units set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Units.

The purchase price payable by the Underwriters for both the Firm Units and any Option Units is $[●] per Unit.

The Partnership is not obligated to deliver any of the Firm Units or Option Units to be delivered on the applicable Delivery Date, except upon payment for all such Units to be purchased on such Delivery Date as provided herein.

3. Offering of Units by the Underwriters. Upon authorization by the Representatives of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions to be set forth in the Prospectus.

It is understood that up to [●] of the Firm Units (the “Directed Units”) will initially be reserved by the several Underwriters for offer and sale upon the terms and conditions to be set forth in the most recent Preliminary Prospectus and in accordance with the rules and regulations of FINRA to the DUP Offerees who have heretofore delivered to the DUP Underwriter offers or indications of interest to purchase Firm Units in form satisfactory to the DUP Underwriter (such program, the “Directed Unit Program”) and that any allocation of such Firm Units among such persons will be made in accordance with timely directions received by the DUP Underwriter from the Partnership; provided that under no circumstances will the DUP Underwriter or any Underwriter be liable to the Partnership or to any such person for any action taken or omitted in good faith in connection with such Directed Unit Program. It is further understood that any Directed Units not affirmatively reconfirmed for purchase by any participant in the Directed Unit Program (“Directed Unit Participant”) by [8]:00 A.M., New York City time, on the date hereof or otherwise are not purchased by such persons will be offered by the Underwriters to the public upon the terms and conditions set forth in the Prospectus. As used herein, “DUP Offeree” means certain persons selected by Noble who have assisted in the establishment of the Partnership and who are intended to continue to support the Partnership after the Offering, the officers and directors of the General Partner, the directors of Noble and the officers on Noble that hold the title of Vice President or more senior.

4. Delivery of and Payment for the Units. Delivery of and payment for the Firm Units shall be made at [10:00] A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Partnership. This date and time are sometimes referred to as the “Initial Delivery Date”. Delivery of the Firm Units shall be made to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives and of the aggregate purchase price of the Firm Units being sold by the Partnership to or upon the order of the Partnership of the purchase price by wire transfer in immediately available funds to the accounts specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Partnership shall deliver the Firm Units through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Partnership by the Representatives; provided that if such date falls on a day that is not a business day, the option granted in Section 2 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of Option Units as to which the option is being exercised, the names in which the Option Units are to be registered, the denominations in which the Option Units are to be issued and the date and time, as determined by the Representatives, when the Option Units are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Each date and time the Option Units are delivered is sometimes referred to as an “Option Unit Delivery Date”, and the Initial Delivery Date and any Option Unit Delivery Date are sometimes each referred to as a “Delivery Date”.

Delivery of the Option Units by the Partnership and payment for the Option Units by the several Underwriters through the Representatives shall be made at [10:00] A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representatives and the Partnership. On each Option Unit Delivery Date, the Partnership shall deliver or cause to be delivered the Option Units to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives and of the aggregate purchase price of the Option Units being sold by the Partnership to or upon the order of the Partnership of the purchase price by wire transfer in immediately available funds to the accounts specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Partnership shall deliver the Option Units through the facilities of DTC unless the Representatives shall otherwise instruct.

5. Further Agreements of the Partnership Parties and the Underwriters. (a) Each of the Partnership Parties, jointly and severally, agrees:

(i) Preparation of Prospectus. To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

(ii) Copies of Registration Statement. To furnish promptly to each of the Representatives and to counsel for the Underwriters an electronically signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(iii) Copies of Documents. To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, [and] (C) each Issuer Free Writing Prospectus [, and (D) any Written-Testing-the-Waters Communication]; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Units or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance.

(iv) Filing of Amendment or Supplement. To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Partnership or the Representatives, be required by the Securities Act or requested by the Commission.

(v) Copies of Amendment or Supplement. Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing.

(vi) Issuer Free Writing Prospectus. Not to make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives.

(vii) Rule 433. To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus. If at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(viii) Earnings Statement. As soon as practicable after the Effective Date (it being understood that the Partnership shall have until at least 410 days or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Partnership’s fiscal year, 455 days after the end of the Partnership’s current fiscal quarter), to make generally available to the Partnership’s security holders and to deliver to the Representatives an earnings statement of the Partnership (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Partnership, Rule 158).

(ix) Blue Sky Laws. Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Units for offering and sale under the securities or Blue Sky laws and such other jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units; provided that in connection therewith the Partnership shall not be required to (i) qualify as a foreign entity in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction, or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(x) Lock-Up Period. For a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (A) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exercisable or exchangeable for Common Units (other than (a) the Units, (b) Common Units issued pursuant to employee benefit plans, qualified option plans or other employee compensation plans existing on the date hereof (including, without limitation,

Common Units issued pursuant to the long-term incentive plan of the Partnership), or (c) the Sponsor Units and Incentive Distribution Rights in connection with the Transactions), or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units (other than the grant of such options, rights or warrants pursuant to employee benefit plans, qualified option plans or other employee compensation plans existing on the date hereof), (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (C) file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Common Units or securities convertible, exercisable or exchangeable into Common Units or any other securities of the Partnership (other than any registration statement on Form S-8), or (D) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Barclays Capital Inc. and [●], on behalf of the Underwriters.

(xi) Use of Proceeds. The Partnership agrees to apply the net proceeds from the sale of the Units being sold by the Partnership substantially in accordance with the description as set forth in the Prospectus under the caption “Use of Proceeds.”

(xii) Rule 463. The Partnership agrees to file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Securities Act.

(xiii) Rule 462(b). If the Partnership elects to rely upon Rule 462(b) under the Securities Act, the Partnership shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Partnership shall at the time of filing pay the Commission the filing fee for the Rule 462(b) Registration Statement.

(xiv) Lock-Up Agreements. Each of the Partnership Parties, jointly and severally, agrees that the General Partner and the Partnership shall cause each officer and director of the General Partner that has been appointed to such role as of the date of this Agreement to deliver, on or prior to the date of this Agreement, a letter substantially in the form of Exhibit A hereto, providing for a lock-up period covering the Lock-Up Period, (the persons described in this Section (a)(xiv), the “Restricted Personnel”). The letters delivered by the Restricted Personnel are the “Lock-Up Agreements”.

(xv) Foreign Directed Units. To comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Units are offered in connection with the Directed Unit Program.

(xvi) Emerging Growth Company Status. The Partnership will promptly notify the Representatives if the Partnership ceases to be an Emerging Growth Company at any time prior to the later of (A) the time when a prospectus relating to the offering or sale of the Units or any other securities relating thereto is not required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) and (B) completion of the Lock-Up Period.

(xvii) [Testing-the-Waters Communications. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Partnership will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission. The Partnership will promptly notify the Representatives of (A) any distribution by the Partnership of Written Testing-the-Waters Communications and (B) any request by the Commission for information concerning the Written Testing-the-Waters Communications.]

(xviii) Stabilization. The Partnership Parties will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership in connection with the offering of the Units.

(xix) Necessary Actions. The Partnership Parties will do and perform all things required or necessary to be done and performed under this Agreement by it prior to each Delivery Date, and satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the Units.

(b) Permitted Issuer Information. Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by such Underwriter without the prior consent of the Partnership (any such issuer information with respect to whose use the Partnership has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Partnership with the Commission prior to the use of such free writing prospectus, and (ii) “issuer information”, as used in this Section 5(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

6. Expenses. The Partnership agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all expenses, costs, fees and taxes incident to and in connection with its obligations under this Agreement, including (a) the authorization, issuance, sale and delivery of the Units and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Units; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus[, any Written Testing-the-Waters Communication], and any amendment or supplement thereto; (c) the distribution of the

Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus[, any Written Testing-the-Waters Communication], and any amendment or supplement thereto, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Units; (e) any required review by the FINRA of the terms of sale of the Units (including related fees and expenses of one set of counsel to the Underwriters in an amount that is not greater than $20,000); (f) the listing of the Units on the New York Stock Exchange or any other exchange; (g) the qualification of the Units under the securities laws of the several jurisdictions as provided in Section 5(a)(ix) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of one set of counsel to the Underwriters); (h) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, including in the form of a Canadian “wrapper” (including related fees and expenses of one set of Canadian counsel to the Underwriters); (i) the offer and sale of the Units by the Underwriters in connection with the Directed Unit Program, to the extent that such expenses arise solely from the Directed Unit Program, the costs and expenses of preparation, printing and distribution of the Directed Unit Program material and all stamp duties or other taxes incurred by the Underwriters in connection with the Directed Unit Program; (j) the costs and expenses of the Partnership and any of the General Partner’s officers, directors, counsel or other representatives in connection with the investor presentations on any road show [or any Testing-the-Waters Communication], undertaken in connection with the marketing of the Units, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the representatives and officers of the General Partner and the cost of Noble operating the aircrafts that it owns (“Noble Aircraft”) in connection with the road show; provided that the Underwriters shall pay their own costs and expenses associated with the road show, including transportation (except to the extent of sharing a Noble Aircraft), lodging and other expenses incurred by the Underwriters on their own behalf in connection with the road show and other presentations to prospective purchasers of the Common Units; and (k) all other costs and expenses incident to the performance of the obligations of the Partnership under this Agreement; provided that, except as provided in this Section 6 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Units which they may sell and the expenses of advertising any offering of the Units made by the Underwriters.

7. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Partnership Parties contained herein, to the performance by the Partnership Parties of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a) Filing of Prospectus; No Stop Order. The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i). The Partnership shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the

Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with. If the Partnership has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement.

(b) No Misstatements or Omissions. No Underwriter shall have discovered and disclosed to the Partnership on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Vinson & Elkins L.L.P., counsel for the Underwriters (“Underwriters’ Counsel”), is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading (in the case of the Prospectus and the Pricing Disclosure Package, in light of the circumstances under which such statements were made).

(c) Authorization and Validity. All limited partnership, limited liability company, corporate or other proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Units, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to Underwriters’ Counsel, and the Partnership shall have furnished to Underwriters’ Counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Partnership Counsel Opinions. Andrews Kurth LLP and Richards, Layton & Finger, P.A. shall have furnished to the Representatives their written opinions, as counsel to the Partnership, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the forms attached hereto as Exhibit B-1 and Exhibit B-2 hereto.

(e) Underwriters’ Counsel Opinion. The Representatives shall have received from Underwriters’ Counsel, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Units, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Partnership shall have furnished to Underwriters’ Counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f) Comfort Letters. At the time of execution of this Agreement, the Representatives shall have received from KPMG LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(g) Bring-Down Comfort Letter. With respect to the letter of KPMG LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Partnership shall have furnished to the Representatives a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(h) Officers’ Certificate. The Partnership shall have furnished to the Representatives a certificate, dated such Delivery Date, of the Chief Executive Officer and Chief Financial Officer of the General Partner as to such matters as the Representatives may reasonably request, including, without limitation, a statement:

(i) That the representations, warranties and agreements of the Partnership in Section 1 are true and correct on and as of such Delivery Date, and the Partnership has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii) That no stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened;

(iii) That they have examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, and (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth;

(iv) To the effect of Section 7(i) (provided that no representation with respect to the judgment of the Representatives need be made).

(i) No Material Change. Except as described in the Pricing Disclosure Package, (i) none of the General Partner, the Partnership or the Subsidiaries shall have sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (ii) since such date there shall not have been any change in the equity interests or long-term debt of any of the General Partner, the Partnership, the Subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, partners’ equity, properties, management, business or prospects of the General Partner, the Partnership or the Subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(j) Reserved.

(k) No Other Change. Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) (A) trading in securities generally on any securities exchange that has registered with the Commission under Section 6 of the Exchange Act (including the New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market), or (B) trading in any securities of the Partnership on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(l) NYSE Listing. The New York Stock Exchange shall have approved the Units for listing, subject only to official notice of issuance and evidence of satisfactory distribution.

(m) FINRA. FINRA has confirmed that it has not raised any objections with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Units.

(n) Lock-Up Agreements. The Lock-Up Agreements between the Representatives and the officers and directors of the General Partner, delivered to the Representatives on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

(o) Other Certificates. On or prior to each Delivery Date, the Partnership shall have furnished to the Underwriters such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

8. Indemnification and Contribution.

(a) The Partnership Parties hereby agree, jointly and severally, to indemnify and hold harmless each Underwriter (except for any defaulting Underwriter), its affiliates, directors, officers and employees and the agents of each Underwriter who have or who are alleged to have participated in the distribution of the Units as underwriters (collectively, the “selling agents”) and each person, if any, who controls any Underwriter (except for any defaulting Underwriter) within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Units), to which that Underwriter, affiliate, director, officer, employee, selling agent or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by any Underwriter, (D) any materials or information provided to investors by, or with the approval of, the Partnership in connection with the marketing of the offering of the Units, including any road show (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus [and any Written Testing-the-Waters Communication] (“Marketing Materials”), (E) any Blue Sky application or other document prepared or executed by the Partnership (or based upon any written information furnished by the Partnership for use therein) specifically for the purpose of qualifying any or all of the Units under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) [or (F) any Testing-the-Waters Communication] or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration

Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and shall reimburse each Underwriter and each such affiliate, director, officer, employee, selling agent or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, affiliate, director, officer, employee, selling agent or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that none of the Partnership Parties shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application, in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e)). The foregoing indemnity agreement is in addition to any liability which any Partnership Party may otherwise have to any Underwriter or to any affiliate, director, officer, employee, selling agent or controlling person of that Underwriter.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless each Partnership Party, their respective directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the General Partner), officers and employees, and each person, if any, who controls such Partnership Party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which such Partnership Party or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e)). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to any Partnership Party or any such director, officer, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party (it being understood, however, that the indemnifying party shall not be liable for the expense of more than one separate counsel for the indemnified parties and their respective directors, officers, employees, selling agents and controlling persons (in addition to any local counsel); or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(a) or (b) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.

(d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), 8(b) or 8(f) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Partnership, on the one hand, and the Underwriters, on the other, from the offering of the Units, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Partnership, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units purchased under this Agreement (before deducting expenses) received by the Partnership, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Units purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Partnership Parties and the Underwriters agree that it would be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal expenses of one set of counsel or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Units exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

(e) The Underwriters severally confirm and the Partnership Parties acknowledge and agree that the statements regarding delivery of units by the Underwriters set forth on the cover page of, and the concession and reallowance figures and the paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting” and the section entitled “Industry” in, the most recent Preliminary Prospectus and the Prospectus2 are correct and constitute the only information furnished in writing to the Partnership by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials.

(f) The Partnership Parties shall indemnify and hold harmless each Underwriter (including its affiliates, directors, officers, employees and selling agents) and each person, if any, who controls Barclays Capital Inc. within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (“DUP Managers”), from and against any loss, claim, damage or liability or any action in respect thereof to which DUP Managers may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action (i) arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of the Partnership for distribution to Directed Unit Participants in connection with the Directed Unit Program or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arises out of, or is based upon, the failure of the Directed Unit Participant to pay for and accept delivery of Directed Units that the Directed Unit Participant agreed to purchase and have been orally confirmed for purchase by such Directed Unit Participant by 8:00 a.m. New York City Time on the first business day after the date of this Agreement, or (iii) is otherwise related to the Directed Unit Program; provided that the Partnership Parties shall not be liable under this clause (iii) for

[2]	Confirm no additional statements should be added before finalizing, including statements related to commissions and discretionary sales.

any loss, claim, damage, liability or action that is determined in a final judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the DUP Managers.

9. Defaulting Underwriters.

(a) If, on any Delivery Date, any Underwriter defaults in its obligations to purchase the Units that it has agreed to purchase under this Agreement, the remaining non-defaulting Underwriters may in their discretion arrange for the purchase of such Units by the non-defaulting Underwriters or other persons satisfactory to the Partnership on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Units, then the Partnership shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Units on the terms specified in this Agreement. In the event that within the respective prescribed periods, the non-defaulting Underwriters notify the Partnership that they have so arranged for the purchase of such Units, or the Partnership notifies the non-defaulting Underwriters that it has so arranged for the purchase of such Units, either the non-defaulting Underwriters or the Partnership may postpone such Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Partnership or Underwriters’ Counsel may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement, and the Partnership agrees to promptly prepare any amendment or supplement to the Registration Statement, the Prospectus or in any such other document or arrangement that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 9, purchases Units that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Partnership as provided in paragraph (a) above, the total number of Units that remains unpurchased does not exceed one-eleventh of the total number of all the Units, then the Partnership shall have the right to require each non-defaulting Underwriter to purchase the total number of Unit that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the total number of Units that such Underwriter agreed to purchase hereunder) of the Units of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided that the non-defaulting Underwriters shall not be obligated to purchase more than 110% of the total number of Units that it agreed to purchase on such Delivery Date pursuant to the terms of Section 2.

(c) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Partnership as provided in paragraph (a) above, the total number of Units that remains unpurchased exceeds one-eleventh of the total number of all the Units, or if the Partnership shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Partnership, except that the Partnership will continue to be liable for the payment of expenses as set forth in Sections 6 and 11 and except that the provisions of Section 8 shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Partnership or any non-defaulting Underwriter for damages caused by its default.

10. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Partnership prior to delivery of and payment for the Firm Units if, prior to that time, any of the events described in Sections 7(i) or 7(k) shall have occurred or if the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement.

11. Reimbursement of Underwriters’ Expenses. If (a) the Partnership shall fail to tender the Units for delivery to the Underwriters for any reason, or (b) the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement, the Partnership will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of one set of counsel for the Underwriters) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Units, and upon demand the Partnership shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters or the purchase of the Units is not consummated as a result of the occurrence of any of the events described in Section 7(k) (other than an event specified in Section 7(k)(i)(B)), the Partnership shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

12. Research Analyst Independence. Each Partnership Party acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of their respective investment banking divisions. Each of the Partnership Parties hereby waives and releases, to the fullest extent permitted by law, any claims that any of the Partnership Parties may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to any of the Partnership Parties by such Underwriters’ investment banking divisions. The Partnership Parties acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

13. No Fiduciary Duty. Each of the Partnership Parties acknowledges and agrees that in connection with this offering, the sale of the Units or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (a) no fiduciary or agency relationship between the any of the Partnership Parties and any other person, on the one hand, and the Underwriters, on the other, exists; (b) the Underwriters are not acting as advisors, expert or otherwise, to any of the Partnership Parties, including, without limitation, with respect to the determination of the public offering price of the Units, and such relationship between the Partnership Parties, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Underwriters may have to any of the Partnership Parties shall be limited to those duties and obligations specifically stated herein; and (d) the Underwriters and their respective affiliates may have interests that differ from those of the Partnership Parties. Each of the Partnership Parties hereby waives any claims that any of the Partnership Parties may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

14. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to (i) Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133), with a copy, in the case of any notice pursuant to Section 8(c)), to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019 and (ii) [●];

(b) if to any of the Partnership Parties, shall be delivered or sent by mail or facsimile transmission to the address of the Partnership set forth in the Registration Statement, Attention: Terry Gerhart, Chief Executive Officer; and

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Partnership Parties shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Barclays Capital Inc. and [●] on behalf of the Underwriters.

15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Partnership Entities and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Partnership Parties contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act, and (b) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors of the General Partner, the officers of the General Partner who have signed the Registration Statement and any person controlling the Partnership within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

16. Survival. The respective indemnities, representations, warranties and agreements of the Partnership Parties and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

17. Definition of the Terms “Business Day”, “Affiliate” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19. Waiver of Jury Trial. The Partnership Parties and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

21. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(Signature Page Follows)

If the foregoing correctly sets forth the agreement among the Partnership Parties and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

NBL Midstream LLC

By:
Name:
Title:

Noble Midstream Partners LP

By:	Noble Energy Midstream GP, LLC,
its general partner

By:
Name:
Title:

Noble Energy Midstream GP LLC

By:
Name:
Title:

Noble Midstream Services, LLC

By:
Name:
Title:

Accepted:

BARCLAYS CAPITAL INC.

ROBERT W. BAIRD & CO. INCORPORATED

J.P. MORGAN SECURITIES LLC

For themselves and as Representatives

of the several Underwriters named

in Schedule I hereto

By BARCLAYS CAPITAL INC.

By:
Authorized Representative

By ROBERT W. BAIRD & CO. INCORPORATED

By:
Authorized Representative

By J.P. MORGAN SECURITIES LLC

By:
Authorized Representative

SCHEDULE I

Underwriters	Number of Firm Units
Barclays Capital Inc.
Robert W. Baird & Co. Incorporated
J.P. Morgan Securities LLC
[●]

Total

SCHEDULE II

ORALLY CONVEYED PRICING INFORMATION

1. [Public offering price]

$[●]

2. [Number of units offered]

[●]

SCHEDULE III

ISSUER FREE WRITING PROSPECTUSES – ROAD SHOW MATERIALS

[Insert list of certain road show materials]

SCHEDULE IV

ISSUER FREE WRITING PROSPECTUS

[Insert list of all “Issuer Free Writing Prospectuses”, if any]

SCHEDULE V

WRITTEN TESTING-THE-WATERS COMMUNICATIONS

[Insert list of all Written Testing-the-Waters Communications, if any]

EXHIBIT A

LOCK-UP LETTER AGREEMENT

BARCLAYS CAPITAL INC.

ROBERT W. BAIRD & CO. INCORPORATED

J.P. MORGAN SECURITIES LLC

As Representatives of the several

    Underwriters named in Schedule I,

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

The undersigned understands that you and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of common units representing limited partner interests (the “Common Units”) of Noble Midstream Partners LP, a Delaware limited partnership (the “Partnership”), and that the Underwriters propose to reoffer the Units to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Barclays Capital Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units (including, without limitation, Common Units that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Units that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Units, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Common Units or securities convertible into or exercisable or exchangeable for Common Units or any other securities of the Partnership, or (4) publicly disclose the intention to do any of the foregoing for a period commencing on the date hereof and ending on the 180th day after the date of the final prospectus relating to the Units, as filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Offering (such period, the “Lock-Up Period”).

Exhibit A-1

The foregoing paragraph shall not apply to (a) bona fide gifts, sales or other dispositions of Common Units, in each case that are made exclusively between and among the undersigned or members of the undersigned’s family, or affiliates of the undersigned, including its partners (if a partnership) or members (if a limited liability company); provided that it shall be a condition to any transfer pursuant to this clause (a) that (i) the transferee/donee agrees to be bound by the terms of this Lock-Up Letter Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto, (ii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the Lock-Up Period, and (iii) the undersigned notifies Barclays Capital Inc. at least two business days prior to the proposed transfer or disposition, (b) the exercise of warrants or the exercise of options granted pursuant to the Partnership’s option/incentive plans or otherwise outstanding on the date hereof; provided, that the restrictions shall apply to Common Units issued upon such exercise or conversion, and (c) the establishment of any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Exchange Act; provided, however, that no sales of Common Units or securities convertible into, or exchangeable or exercisable for, Common Units, shall be made pursuant to a Rule 10b5-1 Plan prior to the expiration of the Lock-Up Period (as the same may be extended pursuant to the provisions hereof); provided further, that the Partnership is not required to report the establishment of such Rule 10b5-1 Plan in any public report or filing with the Commission under the Exchange Act during the Lock-Up Period and does not otherwise voluntarily effect any such public filing or report regarding such Rule 10b5-1 Plan.

In furtherance of the foregoing, the Partnership and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Partnership notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective on or before December 31, 2015, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Units, the undersigned shall automatically and without further action be released from its obligations under this Lock-Up Letter Agreement concurrently with the Underwriter becoming aware of such event.

The undersigned understands that the Partnership and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and the Underwriters.

Exhibit A-2

[Signature page follows]

Exhibit A-3

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Dated:

Exhibit A-4

EXHIBIT B-1

FORM OF OPINION OF PARTNERSHIP’S COUNSEL

Exhibit B-1-1